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As filed with the Securities and Exchange Commission on August 18, 2004

Registration No. 333-111600

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COBIZ INC.
(Exact name of registrant as specified in its charter)

Colorado	6021	84-0826324
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

821 Seventeenth Street
Denver, Colorado 80202
(303) 293-2265
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Steven Bangert
Chairman of the Board and Chief Executive Officer
CoBiz Inc.
821 Seventeenth Street
Denver, Colorado 80202
(303) 293-2265
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew L. Blair, Jr., Esq.
Sherman &Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, Colorado 80202
(303) 297-2900

        Approximate date of commencement of proposed sale to the public:    This post-effective amendment deregisters those shares of common stock that remain unsold under this registration statement as of the date of this filing.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

        This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (No. 333-111600) of CoBiz Inc., a Colorado corporation, which registered for resale 860,499 shares of our common stock to be offered and sold by certain selling stockholders described in the Registration Statement. The Securities and Exchange Commission declared the Registration Statement effective on January 9, 2004.

        Our contractual obligation to maintain the effectiveness of the Registration Statement has terminated. In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 1 to remove from registration all shares covered by the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 18th day of August, 2004.

COBIZ INC.
By:	/s/ STEVEN BANGERT Steven Bangert, Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ STEVEN BANGERT Steven Bangert	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 18, 2004
* Jonathan C. Lorenz	Vice Chairman of the Board	August 18, 2004
* Richard J. Dalton	President	August 18, 2004
* Lyne B. Andrich	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 18, 2004
* Troy Dumlao	Corporate Controller (Principal Accounting Officer)	August 18, 2004
* Michael B. Burgamy	Director	August 18, 2004
* Timothy J. Travis	Director	August 18, 2004

Jerry W. Chapman	Director	August 18, 2004
* Noel N. Rothman	Director	August 18, 2004
* Howard R. Ross	Director	August 18, 2004
* Thomas M. Longust	Director	August 18, 2004
* Harold F. Mosanko	Director	August 18, 2004
* Evan Makovsky	Director	August 18, 2004
/s/ STEVEN BANGERT Steven Bangert ATTORNEY-IN-FACT		August 18, 2004

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DEREGISTRATION OF SECURITIES
SIGNATURES